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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------

             (Exact name of registrant as specified in its charter)

                  Delaware                               13-3692801
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 (State of incorporation or organization)      (IRS Employer Identification No.)


           390 Greenwich Street
           New York, New York                                   10013
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 (Address of principal executive offices)                     (Zip Code)

If this form relates to the registration     If this form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A. (c), please check the         Instruction A. (d), please check the
following box. [x]                           following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered                  Each Class is to be Registered
          -------------------                  ------------------------------

10,000 TIERS(R)Principal-Protected Trust
   Certificates, Series Semiconductor
   2000-13 with a principal amount of
               $10,000,000
           (the "Certificates")                     American Stock Exchange

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        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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Item 1.Description of Registrant's Securities to be Registered.
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     The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Trust Certificates, Series Telecom 2000-13, a copy of which Prospectus Supplement was filed pursuant to Rule 424(b) under the Securities Act on or about November 29, 2000, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.Exhibits.
       --------

         1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

         2. By-laws, as amended, of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

         3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

         4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

         5. Form of the Prospectus Supplement dated November 27, 2000 related to the TIERS(R) Principal-Protected Trust Certificates, Series Telecom 2000-13, which was filed with the Securities and Exchange Commission on or about November 29, 2000, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and is incorporated herein by reference.

         6. Form of TIERS(R) Asset Backed Supplement Series Telecom 2000-13 related to the TIERS(R) Principal-Protected Trust Certificates, Series Telecom 2000-13, which is attached hereto.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                             STRUCTURED PRODUCTS CORP.
Date:    November 30, 2000




                                             By:    /s/ Matthew R. Mayers
                                                    ---------------------
                                                    Authorized Signatory



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